Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby appoints Lin Shuipan and Wong Chi Keung as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wong Chi Keung	Chief Financial Officer	May 27, 2011
Wong Chi Keung	(principal accounting and financial officer)

/s/ Jin Jichun	Director	May 27, 2011
Jin Jichun

/s/ William J. Sharp	Director	May 27, 2011
William J. Sharp